SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 25, 2003


                            LOEHMANN'S HOLDINGS, INC.
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               (Exact Name of Registrant as Specified in Charter)

              Delaware                 0-28410                 13-4129380
              --------                 -------                 ----------
(State or Other Jurisdiction         (Commission             (IRS Employer
     of Incorporation)                File No.)            Identification No.)


2500 Halsey Street, Bronx,  NY                                         10461
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(Address of Principal Executive Offices)                             (Zip Code)


       Registrant's telephone number, including area code: (718) 409-2000


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

                  On November 25, 2003, Loehmann's Operating Co. (the "Borrower"), Loehmann's, Inc. (Sub-parent"), Loehmann's Real Estate Holdings, Inc. ("REH"), each a wholly owned subsidiary of Loehmann's Holdings, Inc. (the "Company"), and the Company entered into a Loan and Security Agreement (the "Loan Agreement") with The CIT Group/Business Credit, Inc. (the "Bank"), pursuant to which the Borrower may borrow and re-borrow, from time to time, up to an aggregate of $50,000,000 from the Bank.

                  The following is a summary of certain provisions contained in the Loan Agreement and related guaranty, pledge and security agreements, copies of which are filed as exhibits to this report. The summary does not purport to be complete and is qualified in its entirety by reference to the exhibits to this Report.

                  Outstanding amounts under the Loan Agreement bear interest at a rate per annum based on LIBOR plus 2.0% or the prime rate plus 0.5%. There is an unused line fee of 0.25% per annum on the unused portion of the Loan Agreement. The Loan Agreement contains certain customary covenants, including limitations on capital expenditures, indebtedness, liens, and restricted payments, as did the Old Credit Facility (as defined below). There are no financial performance covenants under the Loan Agreement.

                  The payment of the Borrower's obligations to the Bank, including under the Loan Agreement, is jointly and severally guaranteed by the Company, Sub-Parent and REH (the "Guarantors"). The payment and performance of the Borrower's indebtedness and obligations under the Loan Agreement and all other indebtedness and obligations of the Borrower and the Guarantors now existing or hereafter incurred to the Bank, are secured by substantially all the assets of the Borrower and the Guarantors.

                  As of November 1, 2003, the Borrower had a $60.0 million credit facility (the "Old Credit Facility") with Bankers Trust Company (the "Old Bank"). The Old Credit Facility was secured by substantially all of the assets of the Borrower and the Guarantors. As of November 25, 2003, there were no amounts outstanding under the Old Credit Facility. The Company borrowed $29,177.35 from the Bank to pay off outstanding fees and interest due the Old Bank. Upon termination of the Old Credit Facility on November 25, 2003, the Old Bank released its security interest in substantially all the assets of the Borrower and the Guarantors.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Exhibits

         4.1 Loan and Security Agreement among Loehmann's Operating Co., Loehmann's Holdings, Inc., Loehmann's, Inc., Loehmann's Real Estate Holdings, Inc. and The CIT Group/Business Credit, Inc., dated as of November 25, 2003.

         4.2      Guaranty from Loehmann's Holdings, Inc., Loehmann's,  Inc. and
                  Loehmann's   Real   Estate   Holdings,   Inc.   to   The   CIT
                  Group/Business Credit, Inc., dated as of November 25, 2003.

         4.3 Security Agreement among Loehmann's Holdings, Inc., Loehmann's, Inc., Loehmann's Real Estate Holdings, Inc. and The CIT Group/Business Credit, Inc., dated as of November 25, 2003.

         4.4      Pledge   Agreement   between   Loehmann's   Holdings,    Inc.,
                  Loehmann's, Inc. and The CIT Group/Business Credit, Inc., dated as of November 25, 2003.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2003

                     Loehmann's Holdings, Inc.

                     By: /s/ Robert Glass
                         -------------------------------------------------------
                            Name: Robert Glass
                            Title:  Chief Operating Officer, Chief Financial
                                  Officer and Secretary

                                  EXHIBIT INDEX

            EXHIBIT NO. DESCRIPTION
            ----------  -----------

            4.1 Loan and Security Agreement among Loehmann's Operating Co., Loehmann's Holdings, Inc., Loehmann's, Inc.,
                        Loehmann's Real Estate Holdings, Inc. and The CIT Group/Business Credit, Inc., dated as of November 25, 2003.

            4.2 Guaranty from Loehmann's Holdings, Inc., Loehmann's, Inc. and Loehmann's Real Estate Holdings, Inc. to The CIT Group/Business Credit, Inc., dated as of November 25, 2003.

            4.3 Security Agreement among Loehmann's Holdings, Inc., Loehmann's, Inc., Loehmann's Real Estate Holdings, Inc. and The CIT Group/Business Credit, Inc., dated as of November 25, 2003.

            4.4 Pledge Agreement between Loehmann's Holdings, Inc., Loehmann's, Inc. and The CIT Group/Business Credit, Inc., dated as of November 25, 2003.